Exhibit 10.2

Atossa Genetics Inc.

2345 Eastlake Ave. East, Suite 201

Seattle, WA 98102

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Atossa Genetics Inc., a Delaware corporation (the “Company”), as follows:

1.     This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.     The Company has authorized the sale and issuance to certain investors of up to an aggregate of (i) 1,829,003 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and, in the case of certain investors, (ii) Prefunded Warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase up to an aggregate of 3,610,997 shares of Common Stock (the “Warrant Shares”), in substantially the form attached hereto as Exhibit B. The Shares are being sold at a public offerig price of $1.15 and the Warrants are being sold at a public offering price of $1.14 per Warrant. The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

3.     The offering and sale of the Securities (the “Offering”) are being made pursuant to an effective Registration Statement on Form S-3, File No. 333-192390 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (including the prospectus contained therein (the “Base Prospectus”) and a prospectus supplement to be filed with the Commission setting forth information relating to the terms of the Offering (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to herein as the “Prospectus.”

4.     The Company and the Investor agree that at the Closing the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares and, if applicable, the Warrants set forth below for the aggregate purchase price set forth below (the “Purchase Price”). The Shares and, if applicable, the Warrants shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) for the Offering,, that there is no minimum offering amount and that there is no escrow of funds.

5.     Settlement of the Shares purchased by the Investor shall as follows:

Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by VStock Transfer, LLC, the Company’s transfer agent (the “Transfer Agent”) directly to the account(s) at Roth Capital Partners, LLC (“Roth”) identified by the Investor; upon receipt of such Shares, Roth shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by Roth by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY ROTH OF THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND THE WARRANTS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND THE WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER, AT THE COMPANY’S ELECTION.

6.     The executed Warrants, if any, purchased by the Investor shall be delivered to the Investor by mail, registered in such names and sent to such address as specified by the Investor below.

7.     The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

____________________________________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.     The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information and the terms of the Warrants (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9.     No offer by the Investor to buy Shares and, if applicable, Warrants will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received or has public access to the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Roth on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10.   The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Shares: _______________________

Purchase Price per Share: $1.15

If applicable, number of Warrant Shares subject to Warrants _______________________

Purchase Price per Warrant: $1.14

Aggregate Purchase Price: $ _______________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: June 5, 2015

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this 5th day of June, 2015:

ATOSSA GENETICS INC.

By:
Title:

annex I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.     Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2.     Agreement to Sell and Purchase the Securities; Placement Agent.

2.1     At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares and, if applicable, the number of Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2     Investor acknowledges that the Company has agreed to pay Roth Capital Partners, LLC (the “Placement Agent”) a fee (the “Placement Fee”) and to reimburse the Placement Agent for certain expenses in respect of the sale of the Shares and the Warrants to the Investor.

2.3     The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares and Warrants to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.4     The Company has entered into a Placement Agent Agreement, dated the date hereof, (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Current Report on Form 8-K to be filed in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.     Closings and Delivery of the Securities and Funds.

3.1     Closing. The completion of the purchase and sale of the Shares and, if applicable, the Warrants (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause VStock Transfer, LLC, the Company’s “Transfer Agent”, to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) if applicable, the Company shall cause to be delivered to the Investor a Warrant for the number of Warrant Shares set forth on the Signature Page and (c) the aggregate purchase price for the Shares and, if applicable, the Warrants being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2     Conditions to the Obligations of the Parties.

(a)     Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares and, if applicable, the Warrants to the Investor shall be subject to: (i) the receipt by the Company of the aggregate Purchase Price as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)     Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares and, if applicable, the Warrants will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares and, if applicable, the Warrants that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 15 below.

3.3     Delivery of Funds.

(a)     Delivery Versus Payment through The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares and, if applicable, the Warrants being purchased by the Investor.

3.4     Delivery of Shares.

(a)     Delivery Versus Payment through The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement identified by Investor. Upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.

4.     Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1     The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares and, if applicable, the Warrants set forth on the Signature Page, has received (or had full access to) and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2     (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any free writing prospectus.

4.3     (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4     The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares and, if applicable, the Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and, if applicable, the Warrants. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange or other trading market. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

4.5     The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6     Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering provided to the Investor to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.     Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and, if applicable, Warrants being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.     Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows if to the Company, to:

Atossa Genetics Inc.

2345 Eastlake Ave. East, Suite 201

Seattle, Washington 98102

Attn: Chief Executive Officer

Facsimile: (260) 430-1288

with a copy (which shall not constitute notice) to:

Gibson Dunn & Crutcher LLP

555 Mission St, Suite 3000,

San Francisco, CA 94105

Attn: Ryan A. Murr

Facsimile: (415) 374-8430

(a)     if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.   Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.   Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.   Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Shares and, if applicable, the Warrants to such Investor.

13.   Press Release. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on June 5, 2015 issue a press release announcing the Offering and disclosing all material information regarding the Offering and any other material non-public information provided to the Investor and (b) as promptly as practicable thereafter file a current report on Form 8-K with the Commission including, but not limited to, a form of this Agreement and the form of Warrant as exhibits thereto. In addition, effective upon the issuance of the press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Investor. To the extent that the Company, any subsidiary or any of their respective officers, directors, affiliates, employees or agents delivers any material, non-public information to the Investor without the Investor's consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material, non-public information.

14.   Other Matters. The Company hereby represents and warrants to the Investor that the Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

15.   Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto

16.   Participation Right.

(a)     From the date hereof until the date that is the six month anniversary of the Closing Date, upon any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible into, exercisable or exchangeable for, or otherwise representing the right to acquire shares of Common Stock (“Common Stock Equivalents”) or a combination of thereof (a “Subsequent Financing”), the Investor shall have the right to participate in up to an amount of the Subsequent Financing equal to its Pro Rata Portion (as defined below) of 25% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)     At least three (3) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of the Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)     If the Investor desires to participate in such Subsequent Financing, the Investor must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the later of the third (3rd) Business Day after it received the Pre-Notice that such Investor is willing to participate in the Subsequent Financing and (ii) the first (1st) Business Day after it received the Subsequent Financing Notice (such later date, the “Election Deadline Date”), the amount of such Investor’s participation, and representing and warranting that such Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Investor on or prior to the Election Deadline Date, such Investor shall be deemed to have notified the Company that it does not elect to participate.

(d)     If by 5:30 p.m. (New York City time) on the Election Deadline Date, notifications by the Investor and the Other Investors of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.

(e)     If by 5:30 p.m. (New York City time) on the Election Deadline Date, the Company receives responses to a Subsequent Financing Notice from the Investor and Other Investors seeking to purchase more than the aggregate amount of the Participation Maximum, the Investor and each such Other Investor shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Purchase Price of Securities purchased on the Closing Date by the Investor and (y) the sum of the aggregate Purchase Price of Securities purchased on the Closing Date by the Investor and the Other Investors participating in the Subsequent Financing.

(f)     The Company must provide the Investor with a second Subsequent Financing Notice, and the Investor will again have the right of participation set forth above in this Section 16, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Financing Notice.

(g)     The Company and the Investor agree that if the Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Investor shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Investor.

(h)     Notwithstanding anything to the contrary in this Section 16 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by the seventh (7th) Business Day following delivery of the Subsequent Financing Notice. If by such seven (7th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its subsidiaries.

(i)     Notwithstanding the foregoing, this Section 16 shall not apply in respect of an Exempt Issuance (as defined in Section 17 below).

17.     Market Standoff. From the date hereof until the 3 month anniversary of the Closing Date, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, including, without limitation, any issuances pursuant to any currently outstanding ATM or equity line facility. Notwithstanding the foregoing, this Section 17 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) shares of Common Stock or options as an “inducement” award pursuant to Nasdaq Listing Rule 5635(c)(4), (c) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (d) securities after September 10, 2015 pursuant to the common stock purchase agreement with Aspire Capital Fund, LLC, dated as of May 26, 2015, including the filing, after the date hereof, of a registration statement with the Securities and Exchange Commission relating to such agreement, and (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

EXHIBIT A

ATOSSA GENETICS INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and, if applicable, Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

FORM OF PRE-FUNDED WARRANT